As filed with the Securities and Exchange Commission on August 7, 2003

Registration No. 333-103768

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________

NATIONAL GRID TRANSCO PLC
(formerly known as National Grid Group plc)

(Exact name of registrant as specified in its charter)

__________________

England and Wales (Jurisdiction of incorporation or organization)	98-0367158 (I.R.S. employer identification no.)

1-3 Strand, London WC2N 5EH, England
(Address of principal executive offices)

__________________

National Grid Executive Share Option Plan 2002
National Grid Share Option Plan 2000
National Grid Share Option Scheme

(Full title of the plans)

__________________

Lawrence J. Reilly Senior Vice President and General Counsel National Grid USA 25 Research Drive Westborough, MA 01582 (508) 389-2000	John G. Cochrane Senior Vice President and Chief Financial Officer National Grid USA 25 Research Drive Westborough, MA 01582 (508) 389-2000

(Names, addresses and telephone numbers of agents for service)

Copies to:

Helen Mahy Company Secretary National Grid Transco plc 1-3 Strand London WC2N 5EH England	Kirk L. Ramsauer Deputy General Counsel National Grid USA 25 Research Drive Westborough, MA 01582

This post-effective amendment no. 1 to registration statement on Form S-8, Registration No. 333-103768 (the “Registration Statement”), is being filed to deregister certain ordinary shares, with a par value per share of 10 pence, of National Grid Transco plc that were registered for issuance pursuant to awards granted under the National Grid Executive Share Option Plan 2002, National Grid Executive Share Option Plan 2000 and National Grid Executive Share Option Scheme (the “Plans”). The Registration Statement registered 100,000,000 ordinary shares issuable under the Plans and is hereby amended to deregister 93,000,000 ordinary shares issuable under the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, as of the 7th day of August, 2003.

NATIONAL GRID TRANSCO PLC

By:	/s/ Roger Urwin
Roger Urwin, Group Chief Executive

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to registration statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ Roger Urwin
Roger Urwin
Group Chief Executive
Date: August 7, 2003

Principal Financial Officer and
Principal Accounting Officer:

/s/ Stephen Lucas
Stephen Lucas
Group Finance Director
Date: August 7, 2003

Authorized U.S. Representative
of the registrant:

/s/ Lawrence J. Reilly
Lawrence J. Reilly
General Counsel, National Grid USA
Date: August 7, 2003

Directors (a majority):

Edward Astle*
Group Director, Telecommunications

John Grant*
Non-executive Director

Kenneth Harvey*
Non-executive Director

Steven Holliday*
Group Director, UK and Europe

Paul Joskow*
Non-executive Director

Stephen Lucas*
Group Finance Director

Sir John Parker*
Non-executive Director
and Chairman

Stephen Pettit*
Non-executive Director

James Ross* Non-executive Director and Deputy Chairman

Richard Sergel* Group Director, North America

Roger Urwin* Director and Group Chief Executive

John Wybrew* Group Corporate Affairs Director

* Helen Mahy, Group Company Secretary and the undersigned attorney-in-fact, by signing her name hereto, does execute this registration statement on behalf of the above-named Directors as of the 7th day of August, 2003, pursuant to powers of attorney previously filed with the Securities and Exchange Commission as Exhibit 24 to the registration statement on Form S-8 (no. 333-103768).

/s/ Helen Mahy
Attorney-in-Fact